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                                                                      Exhibit 21



                           MEDIA METRIX SUBSIDIARIES

                               AdRelevance, Inc.
                               MMXI Europe, B.V.
                               MMXI U.K. Limited
                              MMXI France E.U.R.L.
                             MMXI Deutschland GmbH
                                 MMXI Nordic AB
                              MMXI Holdings, Inc.
                            Media Metrix Canada Co.
                             Media Metrix Japan KK
                             Media Metrix Pty. Ltd.
                           Media Metrix Leasing, LLC
                             MMX Acquisition Corp.